UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

VIRGIN MEDIA INC.
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	46-1961563 (IRS Employer Identification No.)

12300 Liberty Boulevard, Englewood, CO 80112, United States
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, including Area Code: (303) 220-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01.	Regulation FD Disclosure
Item 9.01.	Financial Statements and Exhibits.
SIGNATURES
Exhibit 99.1

Item 7.01.  Regulation FD Disclosure

On July 1, 2013, Virgin Media Inc. (“Virgin Media”), issued a press release announcing that, as of the close of business on June 28, 2013, holders of $853.9 million aggregate principal amount of Virgin Media's 6.50% convertible senior notes due 2016, representing more than 85% of the aggregate principal amount of Convertible Notes (the “Convertible Notes”) originally issued by Virgin Media, had elected to irrevocably convert such notes in connection with the “Make-Whole Fundamental Change” resulting from the closing of the transactions contemplated by the Agreement and Plan of Merger, dated as of February 5, 2013, among Virgin Media, Liberty Global, Inc. and Liberty Global plc, among others. The aggregate principal amount of Convertible Notes outstanding after such conversions is $145.1 million. Holders of the Convertible Notes have the right to exchange their Convertible Notes in connection with the Make-Whole Fundamental Change until 5:00 pm New York City Time on July 9, 2013.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. The attached exhibit is provided under Item 7.01 of Form 8-K and is furnished to, but not filed with, the U.S. Securities and Exchange Commission.

Item 9.01.  Financial Statements and Exhibits.

(d)                 Exhibits

99.1    Press release, dated July 1, 2013, issued by Virgin Media Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2013	VIRGIN MEDIA INC.

	By:	/s/ Leonard P. Stegman
Leonard P. Stegman
Vice President and Assistant Treasurer